Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Fund Servicing Agreement dated as of September 14, 2023, as amended, (the “Agreement”) is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND
SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add BHILL Fund as a series in the Exhibit for Bramshill; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. The Exhibit for Bramshill is hereby superseded and replaced in its entirety with the Exhibit for Bramshill attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISOR MANAGED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Russell Simon	By: /s/ Greg Farley
Name: Russell Simon	Name: Greg Farley
Title: President	Title: Sr. Vice President
Date: 2/10/2025	Date: 2/10/2025

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for Bramshill to the
Advisors Managed Portfolios Fund Servicing Agreement

Name of Series
Bramshill Income Performance Fund BHILL Fund

Annual Fee Based Upon Average Net Assets Per Fund*
____ basis points on the first $____*
____ basis points on the next $____
____ basis points on the balance
Minimum annual fee: $____ per fund

Effective November 1st, 2018 through October 31, 2019 the first tier will be discounted to ____ basis points on the first $____*

•Additional fee of $____ for each additional class and/or for a Controlled Foreign Corporation (CFC)
•Additional fee of $____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•USBFS Legal Administration (e.g., registration statement update) Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Pricing Services
•$____ - Domestic Equities, Options, ADRs, Foreign Equities
•$____ - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Forwards, Currency Rates, Mortgage Backed
•$____ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
•$____ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
•$____ - Bank Loans
•$____ - Swaptions
•$____ - Credit Default Swaps
•$____ per Month Manual Security Pricing (>____per day)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Fair Value Services (Charged at the Complex Level)
•$____ per security on the First ____ Securities
•$____ per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
•$____ per Foreign Equity Security per Month
•$____ per Domestic Equity Security per Month

Factor Services (security paydown factor data)
•$____ per CMOs, Asset Backed, Mortgage Backed Security per Month

Chief Compliance Officer Annual Fees (Per Advisor Relationship per Fund)*
•$____ first adviser fund
•$____/subsequent funds 2-5 managed by the adviser
•$____/fund over 5 funds managed by the adviser
•$____/sub-adviser
•No fee for CCO oversight of distributor
•$____ onboarding fee
◦If a fund launches within 12 months of execution of the LOI, the onboarding fee is included in the $____ first fund fee
•For advisers with more than one fund, fees will be aggregated and allocated equally across all of their funds, with the exception of sub-advised funds.
◦The CCO fees for sub-advised funds are to be borne fully by each sub-advised fund (i.e., the sub-advised fund bears entirely the additional sub-adviser fee)
Third Party Administrative Data Charges (descriptive data for each security)
•$____ per security per month for fund administrative

SEC Modernization Requirements
•Form N-PORT – $____ per year, per Fund
•Form N-CEN – $____ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Out-Of-Pocket Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.
Fund Administration & Compliance Portfolio Services Supplemental Services Additional Legal Administration Services
•Subsequent new fund launch – $____ per project
•Subsequent new share class launch – $____ per project
•Multi-managed funds – as negotiated based upon specific requirements
•Proxy – as negotiated based upon specific requirements

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Daily Compliance Services
•Base fee – $____ per fund per year
•Setup – $____ per fund group

Section 18 Compliance Testing
•$____ set up fee per fund complex
•$____ per fund per month

Section 15(c) Reporting
•$____ per fund per report – first class
•$____ per additional class report

Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $____ per year
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate
•State tax returns - (First two included in core services) – $____ per additional return Tax Reporting – MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $____
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $____ Per estimate

State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $____ per state return
◦Sign state income tax returns – $____ per state return
◦Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $____ per fund

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Transfer Agent, Shareholder & Account Services Fee Schedule Annual Service Charges to the Fund*
•Base Fee for 1st CUSIP    $____ for first CUSIP in Fund Complex
•Additional CUSIP Fee    $____ each additional class CUSIP in Fund Complex
•NSCC Level 3 Accounts    $____ per open account
•No-Load Fund Accounts    $____ per open account
•Load Fund Accounts    $____ per open account
•Closed Accounts    $____ per closed account

Annual Basis Point Fee per Fund Complex
____ basis point on the first $____
____ basis points on the next $____
____ basis points on the balance

Services Included in Annual Basis Point Fee
•Telephone Calls
•Voice Response Calls
•Manual Shareholder Transaction & Correspondence
•Omnibus Account Transaction
•Daily Valuation/Manual 401k Trade
•Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
•NSCC System Interface
•Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
•Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
•CUSIP Setup beyond the initial CUSIP - $____ per CUSIP
•Expedited CUSIP Setup - $____ per CUSIP (Less than 35 days)

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search,

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average. Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
•Account inquiry
◦Inquiry - $____ per event
◦Vision ID - $____ per month per ID
•Transaction Processing*
◦Implementation Fee - $____ per Management Company
◦Transaction – purchase, redeem, and exchange - $____ per event
◦Monthly Minimum Charge - $____ per month
•Electronic Statements*
◦Implementation- $____ per fund group
◦Load charges-$____ per image
◦Archive charge (for any image stored beyond 2 years)-$____ per document

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
*Vision ID and event charges also apply.
Fund Source
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-    $____ per Month – Unlimited Users Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
•$____ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U..S. Bank technology applications and data delivery and security software.
•STAT – Statement and Tax Form Storage & Retrieval
-Setup: $____ per user
-Support: $____ per user per month
•ReportSource – Report and Data File Storage & Retrieval
-Setup: Included in initial fund setup on Transfer Agent system
-$____ per user per month
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
-Standard ad-hoc select: $___ per file
-Custom coded data for recurring, scheduled delivery: $____ per hour consultation and programming development
-Support: $____ per file per month for recurring files/reports scheduled for delivery via Report Source.
-Recurring files scheduled for delivery via Report Source.
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
-Setup: $____ one-time fee
-Support: $____ per file per month
•File Delivery to Alternate Sales Reporting Provider
-Setup: $____ one-time fee
-Maintenance Fee: $____ per file per month Chat Services
•Implementation Fee – $____
•Monthly Fee – $____ per month
•Per Chat Fee – $____ per chat or $____ per minute of chat
Outbound Calling & Marketing Campaigns
•Cost based on project requirements including hours, data sourcing and reporting.
Electronic Form Delivery and Signature Capture
•Implementation fee – $____ (includes 15 forms)
•Additional setup fee – $____ for each additional form and email template
•Form and fund logo modifications – $____ per form, $____ per updated Fund Logo

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
•Monthly minimum fee – $____ per month
•Per electronic envelope Fee – $____
Recordkeeping Application Access
•Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-$____ implementation
-$____ per month
•Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
- Cost varies depending upon location and bandwidth
•TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-$____ implementation
-$____ per ID per month
•TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-$____ implementation
-$____ per ID per month
•TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-$____ implementation
-$____ per ID per month
•Automated Work Distributor (AWD) – Image and workflow application.
-$____ implementation
-$____ per ID per month
•Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-$____ implementation
-$____ per ID per month
•PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
- $____ per month
Programming Services
•$____ per hour (subject to change)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
-Fund setup programming (transfer agent system, statements, options, etc.)
-Customized service development
-Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
•$____ per direct open account per year

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$____ setup per fund group
•$____ per month administration
•$____ per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•$____ per fund group per month CTI Reporting
Integrated custom detailed call reporting – $____ per monthly report
Literature Fulfillment Services
•Account Management/Database Administration
-$____ per month
-Receiving – $____ per SKU
-Order Processing – $____ per order
-Skid Storage – $____ per month per location
-Disposal – $____ per SKU
•Inbound Teleservicing Only
-Account Management – $____ per month (OR)
-Call Servicing – $____ per call
•Lead Source Reporting
-    $____ per month
•Closed Loop Reporting
-Account Management – $____ per month
-Database Installation, Setup – $____ per fund group
•Miscellaneous Expenses
-    Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
•$____ per Month
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
•Initial data population: $____ for less than 25 CUSIPS / $____ for 25 CUSIPS or more
•Monthly maintenance: $____ per management company

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
•Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $____/hour
Dealer Survey Completion
Dealer fund survey requests – $____ per hour for completion and quality validation
Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:
•$____ setup per fund group
•$____ per certificate transaction
Fund Event* Services
•Programming & File Delivery – $____/hour
•Project Management/Analysis – $____/hour
•Account Data Retention – $____/account/month until purged*
•CUSIP Data Retention – $____/CUSIP/month until purged*
•*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
•$____ – $____ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
•$____ – $____ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
•$____ – $____ MARS Sales Reporting (Includes 5 Sales Users)
•$____ – $____ MARS 22c-2 Compliance (Includes 5 Compliance Users)
•$____ – $____ – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.
Standard Version 8i System Setup & Implementation Costs (One-time fee)
•$____ – SalesForce.com Integration
•$____ – Custom Data Interface
•$____ – OmniSERV Setup
•$____ – Standard Interface
•$____ – Additional OmniSERV Interface

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Standard Version 8i Licenses (Monthly Fee Per User)
•$____ – Sales Reporting
•$____ – 22c-2 Compliance
•$____ – CRM
•$____ – SFDC

Standard Version 8i Products & Services (Monthly Fee)
•$____ – OmniSERV
•$____ – Daily Transaction Load from Sales Portal
•$____ – Monthly Asset Load from Sales Portal
•$____ – SalesForce.com

Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
•$____ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees based on AUM)
•$____/month    (AUM $0 – $99,999,999.99)
•$____/month    (AUM $100,00,000 – $249,999,999.99)
•$____/month (AUM $250,000,000 – $399,999,999.99)
•$____/month (AUM $400,000,000 – $499,999,999.99)

Once an AUM of $500,000,000 has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.
Base includes initial three dealer interfaces. Each additional interface is $____ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $____ per month.
No CRM real-time integration. No system access.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
•$____ – Custom Data Interface
•$____ – Standard Interface
•$____ – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)
MARS Training
•$____ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $____ per statement
•Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
•Development & Implementation of Electronic Confirm Statements – $____ initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $____ per statement
•Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
•Development & Implementation of Electronic Investor Statements – $____ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $____ per statement
•Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
•Development & Implementation of Electronic Tax Statements – $____ initial setup fee

Electronic Compliance Presentation
Compliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
•Document Consent Processing, Suppression, and Notification – $____ per suppressed statement

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

•Development & Implementation of Electronic Compliance Documents – $____ initial setup fee

Related Digital Investor Fees
•View Consent Enrollment – $____ per transaction
•Consent Enrollment – $____ per transaction
•View Statements – $____ per view

Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•Three year minimum term
•Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $____ per document per year for three years and greater, if desired
•Digital Investor customization charges apply

Notwithstanding anything to the contrary in the Agreement, in the event the Trust provides notice of an early termination of this Agreement as to any Fund, the only monthly fees owed by such Fund under Section 14(a) of the Agreement shall be all monthly fees through the effective date of the early termination, including any repayment of any negotiated discount; provided that no such fees shall be paid with respect to any Fund following the liquidation of such Fund.

Adviser’s signature as acknowledgement of the fee schedule above is not needed. Bramshill Investments, LLC signed the fee schedule on December 20, 2018.